UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 3, 2006
CITIZENS FIRST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-32041	38-3573852
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

525 Water Street, Port Huron, Michigan	48060
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (810) 987-8300
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On July 3, 2006, Timothy D. Regan resigned from the Board of Directors of Citizens First Bancorp. Mr. Regan will continue as Senior Vice President and Chief Financial Officer of Citizens First Bancorp, and will also serve as a director of Citizens First Savings Bank, a subsidiary of Citizens First Bancorp.
On July 3, 2006, the Board of Directors expanded the size of the Board from five to six directors and, upon the recommendation of the Nominating Committee, the Board of Directors elected Gerald R. Bouchard and Robert L. Patterson to fill the vacancies created by Mr. Regan’s resignation and the increase in the size of the Board.
Mr. Bouchard will serve in the class of Citizens First Bancorp directors with terms ending at the 2007 annual meeting of shareholders. Mr. Patterson will serve in the class of Citizens First Bancorp directors with terms ending at the 2008 annual meeting of shareholders.
The Board of Directors has appointed Messrs. Patterson and Bouchard to serve on the Audit and Nominating Committees of the Board.
Mr. Bouchard served as the City Manager of the City of Port Huron, Michigan for 32 years prior to his retirement. Mr. Patterson served as the President of Peoples Bank of Port Huron for fifteen years, until its acquisition by the former NBD Bancorp, now part of JP Morgan Chase. Mr. Patterson also served as President of NBD Bank, Port Huron for five years after that acquisition.
A press release announcing these changes to Citizens First Bancorp’s Board of Directors was issued on July 10, 2006. A copy is filed as Exhibit No. 99 and incorporated herein by reference.
There is no arrangement or understanding between Mr. Bouchard or Mr. Patterson and any other person pursuant to which Mr. Bouchard or Mr. Patterson was elected a director. There are no transactions in which Mr. Bouchard or Mr. Patterson has an interest requiring disclosure under Item 404(a) of SEC Regulation S-K.
Item 8.01. Other Events.
On June 13, 2006, Citizens First Bancorp’s subsidiary, Citizens First Savings Bank, brought suit in St. Clair County Circuit Court, Michigan, against Star Holdings, Inc. to have a receiver appointed for Star Holdings and to foreclose on real estate owned by Star Holdings in connection with an approximately $6.5 million loan from Citizens First Savings Bank to Star Holdings. Star Holdings is owned by Christopher A. Kellerman, a director of Citizens First Bancorp. Mr. Kellerman has guaranteed payment of the loan.
Citizens First took the action to protect its rights as a secured creditor against the competing interests of another creditor of Star Holdings. Citizens First expects repayment of its loan in full. Mr. Kellerman will remain a director of Citizen First Bancorp. In the interest of good corporate governance, however, he has not been reappointed to the audit, compensation and nominating committees of Citizens First Bancorp’s board of directors.

Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits
The following exhibits are furnished herewith:

Exhibit
Number	Exhibit Description

99	Press Release dated July 10, 2006 announcing Gerald R. Bouchard’s and Robert L. Patterson’s elections to Registrant’s board of directors and Mr. Regan’s resignation from Registrant’s board of directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

CITIZENS FIRST BANCORP, INC.

Date: July 10, 2006

	By:	/s/ Marshall J. Campbell

Marshall J. Campbell
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

99	Press Release dated July 10, 2006